Exhibit 99.1

NEWS RELEASE

CONTACT:	Matthew Skelly
Vice President – Head of Investor Relations
Atlas Energy Group, LLC
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY GROUP, LLC REPORTS OPERATING AND

FINANCIAL RESULTS FOR THE FIRST QUARTER 2016

Philadelphia, PA – May 16, 2016 - Atlas Energy Group, LLC (OTCQX: ATLS) (“Atlas Energy”, the “Company” or “ATLS”) today reported operating and financial results for the first quarter 2016.

•	ATLS received approximately $0.6 million in management fees and cash distributions during the first quarter 2016 from its E&P development subsidiary, Atlas Growth Partners, L.P. (“AGP”). AGP recently had its Form S-1 for its continuous $1 billion public offering declared effective by the Securities and Exchange Commission on April 5, 2016.

•	ATLS received $0.5 million in cash distributions in the first quarter 2016 from Arc Logistics Partners, LP (NYSE: ARCX), a master limited partnership of which approximately 16% of its general partner interest and approximately 12% of its limited partner interest is owned by ATLS through the Company’s interest in Lightfoot Capital Partners. In April 2016, ARCX announced a quarterly cash distribution of $0.44 per common unit for the first quarter 2016, unchanged from the fourth quarter 2015.

•	Atlas Resource Partners, L.P. (NYSE: ARP), Atlas Energy’s E&P subsidiary, paid common unit cash distributions totaling approximately $0.025 per limited partner unit for the first quarter 2016. On May 5, 2016, ARP announced that the Board of Directors elected to suspend monthly common unit distributions, beginning with the month of March 2016, as well as Preferred Class C distributions, due to the continued lower commodity price environment.

•	Atlas Energy’s Distributable Cash Flow, a non-GAAP measure, was approximately $0.5 million(1), or $0.02 per common unit, in the first quarter 2016, compared to $(0.1) million, or $(0.00) per common unit, in the fourth quarter 2015.

•	On a GAAP basis, net loss was approximately $1.3 million for the first quarter 2016, compared with a loss of $297.4 million for the fourth quarter 2015 and net income of $53.5 million in the prior year comparable quarter. The year over year decline in net income was due primarily to lower mark-to-market derivative gains recognized from ARP’s financial hedge positions.

ATLS owns 100% of ARP’s general partner Class A units and incentive distribution rights, and an approximate 23% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as an adjustment to net income in ATLS’ consolidated statements of operations and as a component of unitholders’ equity on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP first quarter 2016 earnings release for additional details on its financial results.

(1)	A reconciliation of GAAP net income (loss) to Distributable Cash Flow is provided in the financial tables of this release. Please see footnote 661 to the Financial Information table of this release.

ARP’s First Quarter 2016 Highlights

•	Average net daily production for the first quarter 2016 was 237.0 million cubic feet equivalents per day (“Mmcfed”) compared to 270.8 Mmcfed in the first quarter 2015. The decrease in net production from the prior year quarter was due primarily to temporarily shutting in older, mature production across ARP’s footprint, in response to the continued weaker commodity price environment.

•	ARP’s net realized price for natural gas including the effect of hedge positions was $3.41 per thousand cubic feet (“mcf”) for the first quarter 2016, compared to $3.42 per mcf for the fourth quarter 2015. Net realized oil prices including the effect of hedge positions averaged $77.16 per barrel for the first quarter 2016, compared to $85.26 for the fourth quarter 2015.

•	Investment partnership margin contributed $3.0 million to Adjusted EBITDA for the first quarter 2016 compared with $5.0 million for the previous quarter. The $2.0 million decrease in investment partnership margin was due to lower amounts of capital deployed during the first quarter 2016 due to scheduled changes in well drilling activity.

•	During the first quarter 2016, ARP was approximately 76% hedged on its net natural gas production and approximately 99% hedged on its net oil production. During the quarter ended March 31, 2016, ARP received approximately $48.7 million of cash from realized natural gas and oil hedge positions.

AGP’s First Quarter 2016 Highlights

AGP had net daily production of over 7,800 thousand cubic feet equivalent per day (“Mcfed”) in the first quarter 2016, compared to average daily net production of approximately 6,600 Mcfed in the fourth quarter 2015. AGP connected two additional wells in the Eagle Ford shale during the first quarter 2016. AGP recently had its Form S-1 for its continuous $1 billion public offering declared effective by the Securities and Exchange Commission on April 5, 2016.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to AGP and ARP, was $0.6 million for the first quarter 2016, compared to $1.4 million for the fourth quarter 2015. The decrease in expense from the prior quarter was due primarily to the timing of certain seasonal costs.

•	Cash interest expense was $1.5 million for the first quarter 2016, compared to $1.7 million for the fourth quarter 2015. ATLS had approximately $70.6 million of debt on its balance sheet at March 31, 2016, and a cash position of approximately $4.4 million.

*  *  *

ATLS will be discussing its first quarter 2016 results on an investor call with management on Tuesday, May 17, 2016 at 9:00 am Eastern Time. Interested parties are invited to access the live webcast of the investor call by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at approximately 12:30 p.m. ET on May 17, 2016 by dialing 855-859-2056, passcode: 10307133.

Atlas Energy Group, LLC (OTCQX: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 23% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P.; a general partner interest, incentive distribution rights and limited partner interests in Atlas Growth Partners, L.P.; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit its website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 natural gas and oil wells, located primarily in Appalachia, the Eagle Ford Shale (TX), the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM), the Black Warrior Basin (AL), the Arkoma Basin (OK) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit its website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ and its subsidiaries’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisitions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and its subsidiaries’ level of indebtedness, potential changes to ATLS or its subsidiaries capital structure, including refinancing, restructuring, or reorganizing its indebtedness; leverage and liquidity, including reductions in its borrowing base that may require repayment, and covenant compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s, and AGP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY GROUP, LLC

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Gas and oil production	$51,593	$106,560
Well construction and completion	2,100	23,655
Gathering and processing	1,495	2,184
Administration and oversight	455	1,259
Well services	4,432	6,624
Gain on mark-to-market derivatives	46,453	105,585
Other, net	325	(68)

Total revenues	106,853	245,799

Costs and expenses:
Gas and oil production	36,656	45,989
Well construction and completion	1,826	20,570
Gathering and processing	2,279	2,417
Well services	2,178	2,198
General and administrative	21,920	41,928
Depreciation, depletion and amortization	34,272	44,456

Total costs and expenses	99,131	157,558

Operating income	7,722	88,241

Gain (loss) on asset sales and disposal	9	(11)
Gain on early extinguishment of debt, net	20,445	—
Interest expense	(29,448)	(34,751)

Net income (loss)	(1,272)	53,479
Preferred unitholders’ dividends	(339)	(333)
Income attributable to non-controlling interests	(5,340)	(58,298)

Net loss attributable to unitholders’/owner’s interests	$(6,951)	$(5,152)

Allocation of net loss attributable to unitholders/owner’s interests:
Portion applicable to owner’s interest (period prior to the transfer of assets on February 27, 2015)	$—	$(10,475)
Portion applicable to unitholders’ interest (period subsequent to the transfer of assets on February 27, 2015)	(6,951)	5,323

Net loss attributable to unitholders’/owner’s interests	$(6,951)	$(5,152)

Net income (loss) attributable to unitholders per common unit:
Basic	$(0.27)	$0.20

Diluted	$(0.27)	$0.18

Weighted average common units outstanding:
Basic	26,028	26,011

Diluted	26,028	30,976

ATLAS ENERGY GROUP, LLC

COMBINED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$47,994	$31,214
Accounts receivable	59,381	65,920
Current portion of derivative asset	160,059	159,763
Subscriptions receivable	—	19,877
Prepaid expenses and other	16,666	22,997

Total current assets	284,100	299,771

Property, plant and equipment, net	1,295,637	1,316,897
Intangible assets, net	423	456
Goodwill, net	13,639	13,639
Long-term derivative asset	195,267	198,371
Other assets, net	54,713	54,112

Total assets	$1,843,779	$1,883,246

LIABILITIES AND UNITHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$48,985	$52,550
Liabilities associated with drilling contracts	—	21,483
Accrued interest	10,177	25,452
Accrued well drilling and completion costs	4,731	33,555
Accrued liabilities	34,138	45,014
Current portion of long-term debt	976,795	4,250

Total current liabilities	1,074,826	182,304

Long-term debt, less current portion, net	647,604	1,568,064
Asset retirement obligations and other	127,708	124,919

Unitholders’ equity (deficit):
Common unitholders’ deficit	(108,159)	(103,148)
Series A preferred equity	40,740	40,875
Accumulated other comprehensive income	3,498	4,284

	(63,921)	(57,989)
Non-controlling interests	57,562	65,948

Total unitholders’ equity (deficit)	(6,359)	7,959

Total liabilities and unitholders’ equity (deficit)	$1,843,779	$1,883,246

ATLAS ENERGY GROUP, LLC

Financial and Operating Highlights

(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income (loss) attributable to unitholders per common unit - basic	$(0.27)	$0.20

Production volume: (1)(2)
ATLAS GROWTH:
Natural gas (Mcfd)	500	728
Oil (Bpd)	1,138	490
Natural gas liquids (Bpd)	85	100

Total (Mcfed)	7,839	4,268

ATLAS RESOURCE:
Natural gas (Mcfd)	194,550	227,340
Oil (Bpd)	4,563	5,533
Natural gas liquids (Bpd)	2,509	3,488

Total (Mcfed)	236,983	281,463

TOTAL:
Natural gas (Mcfd)	195,051	228,068
Oil (Bpd)	5,701	6,023
Natural gas liquids (Bpd)	2,594	3,588

Total (Mcfed)	244,821	285,731

Average realized sales prices:(2)
ATLAS GROWTH:
Natural gas (per Mcf)	$1.91	$2.70
Oil (per Bbl) (4)	$30.62	$45.68
Natural gas liquids (per Bbl)	$10.34	$13.25
ATLAS RESOURCE:
Natural gas (per Mcf) (3)	$3.41	$3.58
Oil (per Bbl)(4)	$77.16	$80.81
Natural gas liquids (per Bbl) (5)	$8.31	$22.49

Production costs per Mcfe:(2)(6)
ATLAS GROWTH:
Lease operating expenses per Mcfe	$0.85	$0.94
Production taxes per Mcfe	0.21	0.31
Transportation and compression expenses per Mcfe	0.08	0.03

Total production costs per Mcfe	$1.14	$1.28

ATLAS RESOURCE:
Lease operating expenses per Mcfe	$1.25	$1.35
Production taxes per Mcfe	0.18	0.24
Transportation and compression expenses per Mcfe	0.26	0.23

Total production costs per Mcfe	$1.69	$1.82

TOTAL:
Lease operating expenses per Mcfe	$1.24	$1.35
Production taxes per Mcfe	0.18	0.24
Transportation and compression expenses per Mcfe	0.25	0.22

Total production costs per Mcfe	$1.67	$1.81

(1)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which AGP and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(2)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(3)	ARP’s average sales prices for natural gas before the effects of financial hedging were $1.78 per Mcf and $2.54 per Mcf for the three months ended March 31, 2016 and 2015, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.37 per Mcf ($1.74 per Mcf before the effects of financial hedging) and $3.53 per Mcf ($2.48 per Mcf before the effects of financial hedging) for the three months ended March 31, 2016 and 2015, respectively.
(4)	AGP’s average sales price for oil before the effects of financial hedging was $28.33 per barrel for the three months ended March 31, 2016. There was no hedging activity during the three months ended March 31, 2015. ARP’s average sales prices for oil before the effects of financial hedging were $29.51 per barrel and $43.46 per barrel for the three months ended March 31, 2016 and 2015, respectively.
(5)	There was no effect of financial hedging on ARP’s average sales price for natural gas liquids for the three months ended March 31, 2016. ARP’s average sales price for natural gas liquids before the effects of financial hedging was $14.10 per barrel for the three months ended March 31, 2015.
(6)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.23 per Mcfe ($1.66 per Mcfe for total production costs) and $1.33 per Mcfe ($1.80 per Mcfe for total production costs) for the three months ended March 31, 2016 and 2015, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.21 per Mcfe ($1.65 per Mcfe for total production costs) and $1.32 per Mcfe ($1.79 per Mcfe for total production costs) for the three months ended March 31, 2016 and 2015, respectively.

ATLAS ENERGY GROUP, LLC

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended March 31,
	2016	2015
Reconciliation of net income (loss) to non-GAAP measures(1):
Net income (loss)	$(1,272)	$53,479
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	—	(4,291)
Atlas Resource net income attributable to unitholders	(3,286)	(25,184)
Atlas Resource cash distributions earned by ATLS(3)	1,877	9,334
Atlas Growth net loss attributable to unitholders	45	64
Atlas Growth cash distributions earned by ATLS(3)	154	72
Non-recurring spinoff and acquisition costs	—	17,174
Amortization of deferred finance costs and predecessor Term Loan interest expense	247	8,551
Non-cash stock compensation expense	2,111	20
Preferred unit distributions	(339)	(333)
Loss on early extinguishment of debt, net	6,053	—
Other non-cash adjustments	260	557
Income attributable to non-controlling interests	(5,340)	(58,298)

Distributable Cash Flow attributable to unitholders(1)	$510	$1,145

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(3):
Limited Partner Units	$1,799	$8,726
Series A Preferred Units (2%)	78	608
Incentive Distribution Rights	—	—

Total Atlas Resource Cash Distributions Earned(3)	1,877	9,334

per limited partner unit	$0.025	$0.325

Atlas Growth Cash Distributions Earned(3)	154	72

Total Cash Distributions Earned	2,031	9,406

Cash general and administrative expenses(4)	(613)	(3,365)
Other, net	927	731

Adjusted EBITDA(1)	2,345	6,772
Cash interest expense(5)	(1,496)	(1,003)
Preferred unit distributions	(339)	(333)

Distributable Cash Flow(1)	$510	$5,436
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	—	(4,291)

Distributable Cash Flow attributable to unitholders(1)	$510	$1,145

(1)	EBITDA and Distributable Cash Flow are relevant and useful because they help ATLS’ investors understand its operating performance, allow for easier comparison of its results with other master limited partnerships (“MLP”), and are critical components in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’ management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	Viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its debt facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and AGP within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset sales and disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Preferred unit distributions.

(2)	In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the spin-off assets for all periods prior to its spin-off date of February 27, 2015.
(3)	Represents the cash distribution paid by ARP and AGP within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(4)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(5)	Excludes non-cash amortization of deferred financing costs.

ATLAS ENERGY GROUP, LLC

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2016
	Atlas Energy	Atlas Resource	Consolidated
Total debt	$70,639	$1,553,760	$1,624,399
Less: Cash	(28,709)	(19,285)	(47,994)

Total net debt	41,930	1,534,475	1,576,405

Unitholders’ equity (deficit)	68,322	(83,481)	(6,359	)(1)

Total capitalization	$110,252	$1,450,994	$1,570,046

Ratio of net debt to capitalization	0.38x

(1)	Net of eliminated amounts.

	December 31, 2015
	Atlas Energy	Atlas Resource	Consolidated
Total debt	$68,887	$1,503,427	$1,572,314
Less: Cash	(29,861)	(1,353)	(31,214)

Total net debt	39,026	1,502,074	1,541,100

Unitholders’ equity (deficit)	83,922	(84,628)	7,959	(2)

Total capitalization	$122,948	$1,417,446	$1,549,059

Ratio of net debt to capitalization	0.32x

(2)	Net of eliminated amounts.

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2016

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$3,101	$48,492	$—	$51,593
Well construction and completion	—	2,100	—	2,100
Gathering and processing	—	1,495	—	1,495
Administration and oversight	—	455	—	455
Well services	—	4,432	—	4,432
Gain on mark-to-market derivatives	333	46,120	—	46,453
Other, net	211	114	—	325

Total revenues	3,645	103,208	—	106,853

Costs and expenses:
Gas and oil production	814	35,842	—	36,656
Well construction and completion	—	1,826	—	1,826
Gathering and processing	—	2,279	—	2,279
Well services	—	2,178	—	2,178
General and administrative	4,843	17,077	—	21,920
Depreciation, depletion and amortization	4,227	30,045	—	34,272

Total costs and expenses	9,884	89,247	—	99,131

Operating income (loss)	(6,239)	13,961	—	7,722

Gain on asset sales and disposal	—	9	—	9
Gain (loss) on early extinguishment of debt, net	(6,053)	26,498	—	20,445
Interest expense	(1,743)	(27,705)	—	(29,448)

Net income (loss)	(14,035)	12,763	—	(1,272)
Preferred unitholders’ dividends	(339)	—	—	(339)
Income attributable to non-controlling interests	—	—	(5,340)	(5,340)

Net income (loss) attributable to unitholders’ interests	$(14,374)	$12,763	$(5,340)	$(6,951)

ATLAS ENERGY GROUP, LLC

COMBINED CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$2,311	$104,249	$—	$106,560
Well construction and completion	—	23,655	—	23,655
Gathering and processing	—	2,184	—	2,184
Administration and oversight	—	1,259	—	1,259
Well services	—	6,624	—	6,624
Gain on mark-to-market derivatives	—	105,585	—	105,585
Other, net	(101)	33	—	(68)

Total revenues	2,210	243,589	—	245,799

Costs and expenses:
Gas and oil production	491	45,498	—	45,989
Well construction and completion	—	20,570	—	20,570
Gathering and processing	—	2,417	—	2,417
Well services	—	2,198	—	2,198
General and administrative	24,793	17,135	—	41,928
Depreciation, depletion and amortization	1,465	42,991	—	44,456

Total costs and expenses	26,749	130,809	—	157,558

Operating income (loss)	(24,539)	112,780	—	88,241

Loss on asset sales and disposal	—	(11)	—	(11)
Interest expense	(9,554)	(25,197)	—	(34,751)

Net income (loss)	(34,093)	87,572	—	53,479
Preferred unitholders’ dividends	(333)	—	—	(333)
Income attributable to non-controlling interests	—	—	(58,298)	(58,298)

Net income (loss) attributable to unitholders’ / owners’ interests	$(34,426)	$87,572	$(58,298)	$(5,152)

ATLAS ENERGY GROUP, LLC

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

March 31, 2016

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$28,709	$19,285	$—	$47,994
Accounts receivable	3,168	57,152	(939)	59,381
Receivable from (advances from) affiliates	(10,997)	10,997	—	—
Current portion of derivative asset	314	159,745	—	160,059
Prepaid expenses and other	31	16,635	—	16,666

Total current assets	21,225	263,814	(939)	284,100

Property, plant and equipment, net	120,592	1,175,045	—	1,295,637
Intangible assets, net	—	423	—	423
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	193	195,074	—	195,267
Investment in subsidiaries	(7,861)	—	7,861	—
Other assets, net	22,272	31,502	939	54,713

	$156,421	$1,679,497	$7,861	$1,843,779

LIABILITIES AND UNITHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$2,865	$46,120	$—	$48,985
Accrued interest	43	10,134	—	10,177
Accrued well drilling and completion costs	678	4,053	—	4,731
Accrued liabilities	9,792	25,285	(939)	34,138
Current portion of long-term debt	70,639	906,156	—	976,795

Total current liabilities	84,017	991,748	(939)	1,074,826

Long-term debt, less current portion, net	—	647,604	—	647,604
Asset retirement obligations and other	4,082	123,626	—	127,708

Unitholders’ equity (deficit):
Common unitholders’ deficit	(108,159)	—	—	(108,159)
Series A preferred equity	40,740	—	—	40,740
Partners’ deficit	—	(99,341)	99,341	—
Accumulated other comprehensive income	3,498	15,860	(15,860)	3,498

	(63,921)	(83,481)	83,481	(63,921)
Non-controlling interests	132,243	—	(74,681)	57,562

Total unitholders’ equity (deficit)	68,322	(83,481)	8,800	(6,359)

	$156,421	$1,679,497	$7,861	$1,843,779

ATLAS ENERGY GROUP, LLC

COMBINED CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$29,861	$1,353	$—	$31,214
Accounts receivable	3,492	63,367	(939)	65,920
Receivable from (advances to) affiliates	9,924	(9,924)	—	—
Current portion of derivative asset	303	159,460	—	159,763
Subscriptions receivable	—	19,877	—	19,877
Prepaid expenses and other	62	22,935	—	22,997

Total current assets	43,642	257,068	(939)	299,771

Property, plant and equipment, net	125,286	1,191,611	—	1,316,897
Intangible assets, net	—	456	—	456
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	109	198,262	—	198,371
Investment in subsidiaries	(7,726)	—	7,726	—
Other assets, net	24,184	28,989	939	54,112

	$185,495	$1,690,025	$7,726	$1,883,246

LIABILITIES AND UNITHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$3,301	$49,249	$—	$52,550
Liabilities associated with drilling contracts	—	21,483	—	21,483
Accrued interest	16	25,436	—	25,452
Accrued well drilling and completion costs	6,641	26,914	—	33,555
Accrued liabilities	16,959	28,994	(939)	45,014
Current portion of long-term debt	4,250	—	—	4,250

Total current liabilities	31,167	152,076	(939)	182,304

Long-term debt, less current portion, net	64,637	1,503,427	—	1,568,064
Asset retirement obligations and other	5,769	119,150	—	124,919

Unitholders’ equity (deficit):
Common unitholders’ deficit	(103,148)	—	—	(103,148)
Series A preferred equity	40,875	—	—	40,875
Partners’ deficit	—	(104,003)	104,003	—
Accumulated other comprehensive income	4,284	19,375	(19,375)	4,284

	(57,989)	(84,628)	84,628	(57,989)
Non-controlling interests	141,911	—	(75,963)	65,948

Total unitholders’ equity (deficit)	83,922	(84,628)	8,665	7,959

	$185,495	$1,690,025	$7,726	$1,883,246

ATLAS ENERGY GROUP, LLC

Ownership Interests Summary

Atlas Energy Ownership Interests as of May 16, 2016:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	19.7%
Preferred units	3,749,986	3.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		25.2%

ATLAS GROWTH:
General partner interest	80.0%	2.0%
Common units	500,010	2.1%
Incentive distribution rights	80.0%	N/A

Total Atlas Energy ownership interests in Atlas Growth		4.1%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.4%
Approximate limited partner ownership interest		12.0%